Exhibit 99.1

Peter T. Socha Form 4

Open Market Sale Transactions - 5/26/09

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                        PRICE ($)            SHARES
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1.                      20.82                449
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2.                      20.83                436
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3.                      20.84                441
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4.                      20.85                1196
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5.                      20.86                1904
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6.                      20.87                1080
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7.                      20.88                1674
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8.                      20.89                2480
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9.                      20.90                1800
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10.                     20.91                1200
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11.                     20.92                1300
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12.                     20.93                1240
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13.                     20.94                200
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AVERAGE/TOTAL           20.8847              15,400
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